Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan Treasury Director 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

WINCHESTER, Virginia (February 25, 2021) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its third fiscal quarter ended January 31, 2021.

Net sales for the third fiscal quarter increased $36.2 million, or 9.1%, to $432.0 million compared with the same quarter of the prior fiscal year. The Company experienced growth across all channels, with low double-digit growth in the repair and remodel sales channel and mid-single digit growth in our new construction sales channel during the third quarter of fiscal 2021 as market demand recovered with consumer confidence remaining strong. Net sales for the first nine months of the current fiscal year increased $19.5 million, or 1.6%, to $1,270.6 million from the comparable period of the prior fiscal year.

Net income was $17.2 million ($1.01 per diluted share) for the third quarter of fiscal 2021 compared with $12.8 million ($0.75 per diluted share) in the same quarter of the prior fiscal year. Net income for the third quarter of fiscal 2021 increased $4.4 million due to an increase in net sales, offset by higher material and logistics costs. In addition, the Company made an investment to establish a distribution center and continued to enhance our labor benefits for our hourly workforce. Net income for the first nine months of the current fiscal year was $55.9 million ($3.28 per diluted share) compared with $61.8 million ($3.65 per diluted share) for the same period of the prior fiscal year. The Company had a pre-tax $0.8 million restructuring related gain during the third quarter of fiscal 2021, which was driven by a gain of $2.3 million from its sale of its Humboldt, Tennessee manufacturing facility. The Company incurred net pre-tax restructuring costs of $5.4 million during the first nine months of 2021 related to the permanent layoffs due to COVID-19 announced in the fourth quarter of fiscal 2020 and the first quarter of fiscal 2021 and the closure of its Humboldt, Tennessee manufacturing plant announced in June 2020. Adjusted EPS per diluted share was $1.50 for the third quarter of fiscal 2021 compared with $1.30 in the same quarter of the prior fiscal year and $5.12 for the first nine months of the current fiscal year compared with $5.27 for the same period of the prior fiscal year.

Adjusted EBITDA for the third fiscal quarter increased $4.0 million, or 7.9%, to $54.1 million, or 12.5% of net sales, compared to $50.1 million, or 12.7% of net sales, for the same quarter of the prior fiscal year. Adjusted EBITDA for the first nine months of the fiscal year was $176.0 million, or 13.9% of net sales, compared to $182.6 million, or 14.6% of net sales, for the same period of the prior fiscal year.

“Our teams delivered positive sales growth across all channels, achieved adjusted EBITDA margins of 12.5% and we paid down an additional $40.0 million of our term loan facility during the third fiscal quarter," said Scott Culbreth, President and CEO. "Looking forward our focus will be on continuing to increase production to match a strong demand environment and mitigate inflationary pressures in material, logistics and labor."

Cash provided by operating activities for the first nine months of the current fiscal year was $107.5 million and free cash flow totaled $74.3 million. As of January 31, 2021, the Company had $91.8 million of cash on hand with no term loan debt maturities until December 2022 plus access to $93.0 million of additional availability under its revolving credit facility. The Company paid down $80.0 million of its term loan facility during the first nine months of the current fiscal year.

About American Woodmark

American Woodmark Corporation manufactures and distributes kitchen, bath and home organization products for the remodeling and new home construction markets.  Its products are sold on a national basis directly to home centers, builders and through a network of independent dealers and distributors.  At January 31, 2021, the Company operated seventeen

AMWD Announces Third Quarter Results

February 25, 2021

manufacturing facilities in the United States and Mexico and eight primary service centers and one distribution center located throughout the United States.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
(AMWD-ER)

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Nine Months Ended
	January 31		January 31
	2021	2020	2021	2020

Net sales	$431,954	$395,755	$1,270,624	$1,251,136
Cost of sales & distribution	356,134	323,407	$1,025,155	$997,219
Gross profit	75,820	72,348	$245,469	$253,917
Sales & marketing expense	21,862	21,401	$63,368	$62,539
General & administrative expense	26,202	26,914	$86,414	$86,246
Restructuring charges, net	(847)	—	$5,404	$(207)
Operating income	28,603	24,033	$90,283	$105,339
Interest expense, net	5,746	6,924	$17,757	$22,448
Other income, net	(259)	(165)	$(2,928)	$(699)
Income tax expense	5,921	4,470	$19,518	$21,742
Net income	$17,195	$12,804	$55,936	$61,848

Earnings Per Share:
Weighted average shares outstanding - diluted	17,047,211	16,974,956	17,036,586	16,947,449

Net income per diluted share	$1.01	$0.75	$3.28	$3.65

AMWD Announces Third Quarter Results

February 25, 2021

Condensed Consolidated Balance Sheet
(Unaudited)
	January 31	April 30
	2021	2020

Cash & cash equivalents	$91,792	$97,059
Customer receivables	147,834	106,344
Inventories	144,592	111,836
Other current assets	19,836	9,933
Total current assets	404,054	325,172
Property, plant & equipment, net	200,885	203,824
Operating lease assets, net	121,600	127,668
Trademarks, net	—	2,222
Customer relationship intangibles, net	133,194	167,444
Goodwill	767,612	767,612
Other assets	29,523	28,864
Total assets	$1,656,868	$1,622,806

Current portion - long-term debt	$2,044	$2,216
Short-term operating lease liabilities	18,435	18,896
Accounts payable & accrued expenses	190,404	134,494
Total current liabilities	210,883	155,606
Long-term debt	516,556	594,921
Deferred income taxes	45,609	52,935
Long-term operating lease liabilities	108,939	112,454
Other liabilities	11,490	6,352
Total liabilities	893,477	922,268
Stockholders' equity	763,391	700,538
Total liabilities & stockholders' equity	$1,656,868	$1,622,806

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended
	January 31
	2021	2020

Net cash provided by operating activities	$107,509	$112,208
Net cash used by investing activities	(29,364)	(30,213)
Net cash used by financing activities	(83,412)	(92,588)
Net decrease in cash and cash equivalents	(5,267)	(10,593)
Cash and cash equivalents, beginning of period	97,059	57,656

Cash and cash equivalents, end of period	$91,792	$47,063

AMWD Announces Third Quarter Results

February 25, 2021

Non-GAAP Financial Measures

We have reported our financial results in accordance with generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period’s results against the corresponding prior period’s results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company’s results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and the subsequent restructuring charges that the Company incurred related to the RSI acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles and trademarks, (4) net gain on debt forgiveness and modification and (5) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors.

Adjusted EBITDA and Adjusted EBITDA margin

We use Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe Adjusted EBITDA and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define Adjusted EBITDA as net income adjusted to exclude (1) income tax expense, (2) interest expense, net, (3) depreciation and amortization expense, (4) amortization of customer relationship intangibles and trademarks, (5) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition, (6) non-recurring restructuring charges, (7) stock-based compensation expense, (8) gain/loss on asset disposals, (9) change in fair value of foreign exchange forward contracts and (10) net gain on debt forgiveness and modification. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

AMWD Announces Third Quarter Results

February 25, 2021

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

	Three Months Ended		Nine Months Ended
	January 31		January 31
(in thousands)	2021	2020	2021	2020

Net income (GAAP)	$17,195	$12,804	$55,936	$61,848
Add back:
Income tax expense	5,921	4,470	19,518	21,742
Interest expense, net	5,746	6,924	17,757	22,448
Depreciation and amortization expense	12,732	12,585	38,710	36,612
Amortization of customer relationship intangibles and trademarks	11,972	12,250	36,472	36,750
EBITDA (Non-GAAP)	$53,566	$49,033	$168,393	$179,400
Add back:
Acquisition and restructuring related expenses (1)	33	60	154	(29)
Non-recurring restructuring charges, net (2)	(847)	—	5,404	—
Change in fair value of foreign exchange forward contracts (3)	101	(148)	(1,720)	(244)
Stock-based compensation expense	1,316	1,047	3,543	3,122
(Gain) loss on asset disposal	(97)	133	235	350
Adjusted EBITDA (Non-GAAP)	$54,072	$50,125	$176,009	$182,599

Net Sales	$431,954	$395,755	$1,270,624	$1,251,136
Adjusted EBITDA margin (Non-GAAP)	12.5%	12.7%	13.9%	14.6%

(1) Acquisition and restructuring related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs due to COVID-19 and the closure of the manufacturing plant in Humboldt, Tennessee. The nine months ended January 31, 2021 includes accelerated depreciation expense of $1.3 million related to Humboldt. The three and nine months ended January 31, 2021 includes gain on asset disposal of $2.5 million and $2.2 million, respectively, related to Humboldt.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other income in the operating results.

AMWD Announces Third Quarter Results

February 25, 2021

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Nine Months Ended
	January 31		January 31
(in thousands, except share data)	2021	2020	2021	2020

Net income (GAAP)	$17,195	$12,804	$55,936	$61,848
Add back:
Acquisition and restructuring related expenses	33	60	154	(29)
Non-recurring restructuring charges, net	(847)	—	5,404	—
Amortization of customer relationship intangibles and trademarks	11,972	12,250	36,472	36,750
Tax benefit of add backs	(2,815)	(3,127)	(10,718)	(9,327)
Adjusted net income (Non-GAAP)	$25,538	$21,987	$87,248	$89,242

Weighted average diluted shares	17,047,211	16,974,956	17,036,586	16,947,449
Adjusted EPS per diluted share (Non-GAAP)	$1.50	$1.30	$5.12	$5.27

Free Cash Flow

	Nine Months Ended
	January
	2021	2020

Cash provided by operating activities	$107,509	$112,208
Less: Capital expenditures (1)	33,236	32,034
Free cash flow	$74,273	$80,174

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces Third Quarter Results

February 25, 2021

Net Leverage

Twelve Months Ended
January 31
(in thousands)	2021

Net income (GAAP)	$68,950
Add back:
Income tax expense	23,463
Interest expense, net	24,336
Depreciation and amortization expense	51,612
Amortization of customer relationship intangibles and trademarks	48,722
EBITDA (Non-GAAP)	$217,083
Add back:
Acquisition and restructuring related expenses (1)	215
Non-recurring restructuring charges, net (2)	5,593
Change in fair value of foreign exchange forward contracts (3)	(375)
Stock-based compensation expense	4,409
Loss on asset disposal	2,514
Adjusted EBITDA (Non-GAAP)	$229,439

As of
January 31
2021
Current maturities of long-term debt	$2,044
Long-term debt, less current maturities	516,556
Total debt	518,600
Less: cash and cash equivalents	(91,792)
Net debt	$426,808

Net leverage (4)	1.86

(1) Acquisition and restructuring related expenses are comprised of expenses related to the acquisition of RSI Home Products, Inc. and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the permanent layoffs due to COVID-19 and the closure of the manufacturing plant in Humboldt, Tennessee.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other income in the operating results.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended January 31, 2021.

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